                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                                       TO

                                  WC-RMA CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                            WHITMAN'S CANDIES, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    AS SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE (AS DEFINED BELOW), THIS FORM, OR A FORM SUBSTANTIALLY EQUIVALENT TO THIS FORM, MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF THE CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $0.03 PER SHARE, OF ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (THE "SHARES"), ARE NOT IMMEDIATELY AVAILABLE, IF TIME WILL NOT PERMIT ALL REQUIRED DOCUMENTS TO REACH THE DEPOSITARY PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE), OR IF THE PROCEDURES FOR BOOK-ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS. SUCH FORM MAY BE DELIVERED BY HAND OR TRANSMITTED BY TELEGRAM, FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE). SEE SECTION 3 OF THE OFFER TO PURCHASE.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

BY MAIL:                     BY HAND/OVERNIGHT DELIVERY:
Wall Street Station          Receive Window
P.O. Box 1023                Wall Street Plaza
New York, NY 10268-1023      88 Pine Street, 19th Floor
                             New York, NY 10005

                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions Only)
                             (212) 701-7636 or 7637

                   For Information Telephone (call collect):
                                 (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to WC-RMA Corp., a Delaware corporation and a wholly owned subsidiary of Whitman's Candies, Inc., a Missouri corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 10, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

Number of Shares:                             Name(s) of Record Holder(s):
Share Certificate Numbers (if available):     Please Type or Print
/ / Check here if Shares will be delivered    Address(es)
   by book-entry transfer.                    Zip Code
Account Number:                               Area Code and Telephone Number(s):
Dated:  , 199                                 Signature(s)
                                              Dated:  , 1999

    The undersigned, a participant in the Security Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Stock Market trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
                                              Authorized Signature

Address:                                      Name:
                                              Please Type or Print
                                              Title:
                  Zip Code
                                              Dated:  , 1999
                                              Area Code and
                                              Telephone Number:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3